UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2006

B2Digital, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-11882	84-0916299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 South Mesa Drive, Mesa, Arizona	85210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 281-2571

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Please see the disclosure in Item 8.01.

Item 8.01 Other Events

On February 7, 2006, B2Digital, Incorporated’s (the “Company”) Board of Directors and stockholders with a majority of the voting power authorized the Board of Directors to amend its Certificate of Incorporation, in their sole discretion, to effect a reverse split of all outstanding shares of its common stock at any time within the next twelve months in a range between ten (10) and one thousand (1,000), pursuant to which any whole number of outstanding shares between and including 10 and 1,000 would be combined into one share of common stock. This information was disclosed in a Schedule 14C information statement on February 23, 2006.

After February 23, 2006, the Board of Directors met and selected the 1-1,000 ratio and instructed management to prepare and file the amendment to the Company’s Certificate of Incorporation reflecting that ratio. The reverse split is effective at the opening of business on Friday, June 16, 2006.

As a result of the reverse split, each 1,000 shares of common stock issued and outstanding immediately prior to the effective date will be combined and converted into one new share of common stock Any fractional shares will be rounded up. The Company’s transfer agent will act as an “exchange agent” for purposes of implementing the exchange of the stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse shares in accordance with a letter of transmittal to be sent by the Company.

As of June 2, 2006, the Company had 1,751,341,002 shares of its $.00001 par value common stock outstanding. As a result of the reverse split, the Company will have approximately 1,751,341 shares of common stock issued and outstanding. This amount does not include shares to be issued as a result of fractional shares. The Company’s transfer agent is Manhattan Transfer Registrar Co., located at 57 Eastwood Road, Miller Place, NY 11764 where its telephone number is (631) 928-7655.

The Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, is attached hereto as Exhibit 3.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006

B2Digital, Incorporated

By:/s/Robert C Russell
Name: Robert Russell
Title: Chief Executive Officer